                                                                   Exhibit 4.6.2

                           WAIVER AND AMENDMENT NO. 2
                                                                January 29, 1998

Morgan Guaranty Trust Company
         of New York, as Documentation
         Agent under the Credit Agreement
         referred to below
60 Wall Street
New York, NY 10260

Ladies and Gentlemen:

         The undersigned refers to the Amended and Restated Credit Agreement dated as of March 15, 1995 and amended and restated as of November 14, 1996 (as amended and restated, and as further amended to the date hereof, the "Credit Agreement") among Alliant Techsystems Inc. (the "Borrower"), the lenders parties thereto (the "lenders"), Morgan Guaranty Trust Company of New York, as Documentation Agent"), and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

         1. The Borrower is intending to consummate an Asset Sale substantially on the terms described in Exhibit A attached hereto (such sale, to the extent consummated substantially on such terms, the "Subject Asset Sale"), and on or about the date referred to therein, which Asset Sale does not comply with the requirement set forth in clause (z) of Section 5.09(b) that not less than 80% of the consideration therefor consists solely of notes or similar debt obligations (the "Consideration Requirement"). In addition, the Borrower has requested that
Section 5.10 of the Credit Agreement be modified to include as a permitted Investment the promissory note received in the Subject Asset Sale (the "Subject Asset Sale Note") or any other Asset Sale consummated in compliance with Section 5.09, as well as certain similar Investments.

         2. The undersigned waives compliance with the Consideration Requirement with respect to the Subject Asset Sale, PROVIDED that the Borrower shall repay the Term Loans in an amount equal to 50% of the Net Cash Proceeds of the Subject Asset Sale (determined for this purpose to include the full principal amount of the Subject Asset Sale Note as "cash proceeds" at the time received by the Borrower" not later than March 23, 1998 and otherwise in accordance with the provisions of Section 2.08 of the Credit Agreement. The Borrower has advised the undersigned that the Borrower expects that 50% of such Net Cash Proceeds determined as described above will be approximately $1,500,000. To the extent that the payment referred to in the second preceding sentence is made, such payment shall constitute satisfaction of the Borrower's obligation to make payments in respect of the Subject Asset Sale pursuant to Section 2.08 of the Credit Agreement, and the undersigned waives any requirement that the Borrower be required to make any subsequent payment pursuant to Section 2.08 of the Credit Agreement with respect to Net Cash Proceeds of the Subject Asset Sale Note.
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         3. The undersigned agrees that Section 5.10 of the Credit Agreement is amended by adding the following two new clauses thereto after clause (a) thereof (and deleting the word "and" from the end of such clause (a)):

                  (b) Investments acquired in the form of consideration received from an Asset Sale consummated in accordance with Section 5.09(b);

                  (c) Investments acquired as part of the settlement of litigation or claims or in satisfaction of claims made pursuant to a reorganization, bankruptcy or liquidation of a Person, or as a good faith settlement of Debt owed by a Person to the Borrower or any of its Subsidiaries; and

The word "and" is also deleted from the end of clause (a) of Section 5.10 of the Credit Agreement, and existing clause (b) thereof is redesignated as clause (d) to conform to the foregoing amendments. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Waiver and Amendment becomes effective, refer to the Credit Agreement as amended hereby.

         4. This Waiver and Amendment shall be effective upon receipt by the Documentation Agent of this Waiver and Amendment and other "Waiver and Amendments" to substantially the same effect, executed in counterparts, from the Required Lenders (after including the undesigned) and the Borrower. This Waiver and Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                                     Morgan Guaranty Trust Company of New York

                                     By /s/ Diana H. Imhof
                                        --------------------------------
                                         Title: VP


                                     Bank of America

                                     By /s/ Theresa A. Fontaine
                                        --------------------------------
                                         Title: Vice President


                                     The Bank of New York

                                     By /s/ Richard A. Raffetto
                                        --------------------------------
                                        Title: Vice President


                                     The Bank of Nova Scotia

                                     By /s/ F.C.H. Ashby
                                        --------------------------------
                                        Title: Senior Manager Loan Operations

                                     The Chase Manhattan Bank

                                     By /s/ James B. Treger
                                        --------------------------------
                                        Title: Vice President


                                     Citicorp USA, Inc.

                                     By /s/ W. L. Larsen
                                        --------------------------------
                                        Title: Attorney-In-Fact


                                     Comerica

                                     By /s/ Phillip A. Coosaia
                                        --------------------------------
                                        Title: Vice President


                                     Commerzbank Aktiengesellschaft,
                                         Chicago Branch

                                     By /s/ J. T. Shortly
                                        --------------------------------
                                        Title: Sr.V.P.

                                     By /s/ Paul Carlan
                                        --------------------------------
                                        Title: A.V.P.


                                     Credit Lyonnais Chicago Branch

                                     By /s/ Mary Ann Klemm
                                        --------------------------------
                                        Title: Vice President


                                     First Bank National Association

                                     By /s/ Elliot Jaffee
                                        --------------------------------
                                        Title: Vice President


                                     The First National Bank of Chicago

                                     By /s/ Kris Szremski
                                        --------------------------------
                                        Title: Vice President
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                                     Mellon Bank, N.A.

                                     By /s/ A. K. Marsh
                                        --------------------------------
                                        Title: First Vice President


                                     Funds Managed by Merrill Lynch Asset
                                         Management

                                     By /s/ Gil Marchand
                                        --------------------------------
                                        Title: Vice President


                                     The Mitsubishi Trust & Banking Corporation,
                                         Chicago Branch

                                     By /s/ Nobuo Tominaga
                                        --------------------------------
                                        Title: Chief Manager


                                     National City Bank

                                     By /s/ Andrew J. Walshaw
                                        --------------------------------
                                        Title: Assistant Vice President


                                     NationsBank, N.A.

                                     By /s/ Valerie C. Mills
                                        --------------------------------
                                        Title: Sr. Vice President


                                     The Sumitomo Bank Ltd.

                                     By /s/ John H. Kemper
                                        --------------------------------
                                        Title: Senior Vice President


                                     Van Kampen American Capital Prime Rate
                                         Income Trust

                                     By /s/ Jeffrey W. Maillet
                                        --------------------------------
                                        Title: Sr. Vice Pres. & Director

Alliant Techsystems Inc.

By /s/ Galen K. Johnson
   ---------------------------------
   Title: VP/Treasurer

                                    Exhibit A

                             Intentionally omitted.